Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-95190, 333-039999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638, 333-142470, 333-142472, and 333-142474) and Form S-8 (File Nos. 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated February 25, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations as described in Note 19, as to which the date is July 1, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Industrial Realty Trust, Inc., and our report dated May 16, 2006, except with respect to our opinion on the consolidated statement of operations in so far as it relates to the effects of discontinued operations described in Note 5, as to which the date is February 25, 2008, relating to the consolidated financial statements of FirstCal Industrial, LLC, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
July 1, 2008